                                                                   EXHIBIT 10.51

   Charge, Record And Return To
CONTINENTAL TITLE INSURANCE COMPANY
  The Corporate Center At Sagemore
  8000 Sagemore Drive, Suite 8202
        Marlton, NJ 08053

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                                SECOND MORTGAGE


                                     from


                              CAMDEN COGEN L.P.,


                                   Mortgagor


                                      to


                   PUBLIC SERVICE ELECTRIC AND GAS COMPANY,


                                   Mortgagee


                         Dated as of February 4, 1992

                   THIS MORTGAGE ALSO CONSTITUTES A SECURITY
                  AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE

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After recording return to:
     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017
     Attn: Mark J. Eagan

This Instrument Prepared by the Undersigned in consultation with: Messrs. McCarter & English
                      Four Gateway Center
                      100 Mulberry Street
                      Newark, New Jersey 07102-4096

     Signature /s/ Mardi R. Merjian
               --------------------
               Mardi R. Merjian

                               TABLE OF CONTENTS
                               -----------------


                                                                Page
                                                                ----

1.   Warranty of Title..........................................   5
2.   Payment of Indebtedness....................................   5
3.   Proper Care and Use; Inspection............................   5
4.   Requirements...............................................   6
5.   Payment of Impositions.....................................   7
6.   Insurance..................................................   8
7.   Condemnation/Eminent Domain................................  10
8.   Limitation on Disposition..................................  10
9.   Estoppel Certificates......................................  11
10.  Expenses...................................................  11
11.  Mortgagee's Right to Perform...............................  12
12.  Further Assurances.........................................  12
13.  Assignment of Rents........................................  12
14.  Events of Default..........................................  13
15.  Remedies...................................................  13
16.  Remedies Cumulative and Concurrent.........................  15
17.  Discontinuance of Proceedings..............................  15
18.  Application of Proceeds....................................  15
19.  Successor Mortgagor........................................  16
20.  Security Agreement Under Uniform Commercial Code...........  16
21.  Indemnification; Waiver of Claim...........................  17
22.  No Waivers, Etc............................................  17
23.  Waivers by Mortgagor.......................................  18
24.  Trust Funds................................................  18
25.  Notices....................................................  18

                                                                Page
                                                                ----

26.  Taxes on Mortgagee.......................................... 19
27.  No Modification; Binding Obligations........................ 19
28.  Miscellaneous............................................... 19
29.  Captions.................................................... 20
30.  Successors and Assigns...................................... 20
31.  Enforceability.............................................. 20
32.  RECEIPT OF COPY............................................. 21
33.  Subordination............................................... 21

                                SECOND MORTGAGE
                                ---------------

          THIS MORTGAGE dated as of February 4, 1992 from CAMDEN COGEN L.P., a Delaware limited partnership, ("Mortgagor"), having an office at c/o Cogen Technologies, 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas 77002, to PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation ("Mortgagee"), having an office at 80 Park Plaza, Newark, New Jersey 07101.

                              W I T N E S S E T H :
                              - - - - - - - - - -


          WHEREAS, Mortgagor is the owner in fee simple of certain tracts of land located in Camden, Camden County, New Jersey and more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"); and

          WHEREAS, pursuant to a Mortgage dated as of February 4, 1992 (the "First Mortgage"), Mortgagor has granted to General Electric Capital Corporation, a New York corporation ("First Mortgagee") a mortgage lien on, among other collateral, the Land; and

          WHEREAS, pursuant to a Mortgage dated as of February 4, 1992 (the "Linden Mortgage"), Mortgagor has granted to General Electric Power Funding Corporation ("Linden Mortgagee") as mortgage lien on, among other collateral, the Land, which mortgage lien is intended to be released on the Second Capital Contribution Date (as such term is defined in the Term Loan Agreement, dated as of February 15, 1990, between Cogen Technologies Linden, Ltd. and the Linden Mortgagee); and

          WHEREAS, pursuant to the Power Purchase and Interconnection Agreement dated as of April 15, 1988 between Mortgagor and Mortgagee (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), Mortgagor has agreed to grant to Mortgagee a lien on the Mortgaged Property, an defined below, which shall be subject and subordinate in all respects to the terms, conditions and lien of the First Mortgage and the Linden Mortgage, as more particularly described in Section 18, below but shall be superior to all liens and claims other than Permitted Liens (as such term in defined in the First Mortgage);

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

TO SECURE:

          (a) (i) payment of all amounts due Mortgagee under Section H, "Security Provision" of the Purchase Agreement (the "Obligations Section") and (ii) payments of any and all fees, costs and expenses including, without limitation, attorney's fees, incurred by Mortgagee in enforcing its rights and remedies hereunder (the "Indebtedness"); and

          (b) performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Obligations Section;

Mortgagor hereby grants a security interest in, and hereby mortgages, conveys, assigns, bargains, transfers and sets over to Mortgagee, the following property and rights and interests in property (collectively, the "Mortgaged Property"):

          A.  the Land;

          B. all right, title and interest of Mortgagor in and to any and all buildings and improvements now or hereafter erected on the Land (the "Improvements"; the Land, and the Improvements are hereinafter collectively referred to as the "Real Estate");

          C. all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to all streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Real Estate to the center line thereof and strips and gores within or adjoining the Real Estate, the air space and right to use said air space above the Real Estate, all rights of way, privileges, liberties, hereditaments, all easements now or hereafter affecting or benefitting the Real Estate, all royalties and all rights appertaining to the use and enjoyment of said Real Estate, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights;

          D. all and singular, the tenements, hereditaments and appurtenances belonging or in anyway appertaining to the Real Estate, and the reversion or reversions, remainder or remainders, rents, issues, profits and revenue thereof; and also all the estate, right, title, interest, dower and right of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both in law and equity, of Mortgagor, of, in and to the Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in anyway appertaining thereto;

          E. all of the legal fixtures of every kind and nature whatsoever currently owned or hereafter acquired by Mortgagor, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to, or intended to be attached to (though not attached thereto) the Real Estate or placed on any part thereof (said legal fixtures of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, are hereinafter collectively referred to as the "Equipment"), including, but without limiting the generality of the foregoing, all fixtures and equipment as defined in the Uniform Commercial Code and including, but without limiting the generality of the foregoing, all furnaces, turbines, generators, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, incinerating, and escalator, elevator, power, loading and unloading equipment and systems, sprinkler systems and other fire prevention and extinguishing apparatus and pipes, pumps, tanks, conduits, fittings and fixtures; it being understood and agreed that all Equipment is appropriated to the use of the Real Estate and, whether affixed or annexed or not, for the purposes of this Mortgage shall be deemed conclusively to be Real Estate and mortgaged hereby; and Mortgagor hereby agrees to execute and deliver, from time to time, such further instruments (including security agreements), as may be requested by Mortgagee to confirm the lien of this Mortgage on the Equipment;

          F. all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor and Mortgagor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, relating to the Mortgaged Property, or any part thereof, into cash or liquidated claims, including, without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance or any other insurance maintained on the Real Estate and the Equipment, and the right to collect and receive the same, and all awards and/or other compensation including the interest payable thereon and the right to collect and receive the same (in the alternative and collectively, "Awards"), heretofore and hereafter made to the present and all subsequent owners of the Real Estate and the Equipment by the United States, the State of New Jersey or any political subdivision thereof, or any agency, department, bureau, board, commission, or instrumentality of any of them, now existing or hereafter created (collectively, "Governmental Authority") for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate and Equipment or any easement or other right therein, including, without limiting the generality of the foregoing, awards for any change or changes of grade or the widening of streets, roads or avenues affecting the Real Estate, to the extent of all amounts which may be secured by this Mortgage as of the date of receipt, notwithstanding the fact that the amount thereof may not then be due and payable, and to the extent of attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such Awards. Mortgagor hereby assigns to Mortgagee, and Mortgagee is hereby authorized to collect and receive such Awards, and to give proper receipts and acquittance therefor and, subject to the other provisions hereof and the provisions of the Security Deposit Agreement, to apply the same toward the Indebtedness, notwithstanding the fact that the full amount thereof may not then be due and payable; Mortgagor hereby agrees, upon demand of Mortgagee, to make, execute and deliver, from time to time, such further instruments as may be reasonably requested by Mortgagee to confirm such assignment of said Awards to Mortgagee, free and clear and discharged of any encumbrances of any kind or nature whatsoever;

          G. all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate and the Equipment, hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein;

          H. all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements and licenses of the Real Estate and Equipment, or any part thereof, now existing or hereafter entered into by Mortgagor (collectively, "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the benefits, revenues, income, rents, issues and profits thereof;

          I. all right, title and interest of Mortgagor, to the extent permitted by law, in, to and under (i) all consents, licenses and building permits required for the construction, completion, occupancy and operation of the Real Estate; (ii) all plans and specifications for the construction of the Real Estate, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; and
(iii) all contracts from time to time executed by Mortgagor relating to the ownership, construction, maintenance, operation or occupancy of the Real Estate together with all rights of Mortgagor to compel performance of the terms of such contracts;

          J. any and all monies now or hereafter on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on policies of fire and other hazard insurance covering the Mortgaged Property; and

          K. all rights of Mortgagor under or arising out of the Contracts described on Schedule 1 and all additional Contracts (as defined in the Loan Agreement executed in connection with the First Mortgage, as any of the same may be amended, supplemented or otherwise modified from time to time.

          L. all proceeds, both cash and noncash, and products of the foregoing, including, without limitation, all proceeds and products as defined in the Uniform Commercial Code of the State of New Jersey, which may be realized upon any sale or other disposition of any of the foregoing or produced therefrom;

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged or intended to be, unto Mortgagee, its successors and assigns for the uses and purposes herein set forth, until the Indebtedness is fully paid and the obligations are fully paid or fully performed, as the case may be.

          Mortgagor represents, warrants, covenants and agrees as follows:

          1. Warranty of Title. Mortgagor warrants that it has and owns good and marketable title to the Real Estate and has the right to mortgage the same; and Mortgagor warrants that this Mortgage is a valid and enforceable lien on the Mortgaged Property subject only to the First Mortgage, the Linden Mortgage and to those other matters described on Exhibit B, if any (the "Permitted Liens"). Mortgagor hereby covenants that it shall preserve such title and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever claiming or threatening to claim the same or any part thereof.

          2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness and shall perform all of the Obligations in accordance with the terms of the Obligations Section.

          3.  Proper Care and Use: Inspection. (a) Mortgagor shall:

            (i)  not abandon the Mortgaged Property,

           (ii) maintain the Mortgaged Property in good working order and condition,

          (iii) make all repairs, renewals and replacements to the Mortgaged Property and additions and betterments thereto which are necessary for the Mortgaged Property to operate in compliance with all Legal Requirements affecting the Mortgaged Property and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Mortgaged Property is located,

           (iv)  not commit or suffer waste with respect to the Mortgaged
     Property,

            (v) refrain from impairing or diminishing the value or integrity of the Mortgaged Property or the security value of this Mortgage,

           (vi) not remove, demolish or in any material respect alter any of the Improvements, and

          (vii) not make, suffer or permit any nuisance to exist on any of the Mortgaged Property (the construction and operation of the Improvements being deemed not to constitute a nuisance).

          (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Mortgaged Property and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property, all at such reasonable times during business hours and at such intervals as Mortgagee may request. Mortgagor authorizes Mortgagee to communicate directly with its accountants and with any other entity keeping its books and records. If an Event of Default (as hereinafter defined) shall have occurred and be continuing, Mortgagee and any persons authorized by Mortgagee may (without being obligated to do so) enter or cause entry to be made upon the Real Estate and inspect, repair and/or maintain the same as or advisable, and may (without being and outlays of money as Mortgagee may deem appropriate for the preservation of the Mortgaged Property. All expenditures and outlays of money made by Mortgagee pursuant hereto shall be added to the Indebtedness and shall be secured hereby and shall be payable on demand together with interest at an interest rate equal to the lower of (i) the highest rate allowed by applicable law and (ii) an interest rate per annum equal to 2% plus the rate of interest from time to time quoted in the Wall Street Journal as the "Prime Rate" (such lower rate, the "Default Rate") from the date of the expenditure or outlay until paid.

          4. Requirements. Mortgagor, at Mortgagor's sole cost and expense, shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements pertaining to the Mortgaged Property, including any applicable environmental, zoning or building, use and land use laws, ordinances, rules or regulations and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property (collectively, the "Legal Requirements"), except any Legal Requirements, the non-compliance with which could not reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or other) or prospects of

Mortgagor or the rights or interests of Mortgagee or (ii) materially adversely affect Mortgagor's ability to perform its obligations under the Obligations Section.

          5. Payment of Impositions. (a) Mortgagor shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or its income or profit or on any of its property, including the Mortgaged Property, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien upon the property, including the Mortgaged Property (all of the foregoing are hereinafter collectively referred to as the "Impositions"). Mortgagor shall have the right, at Mortgagor's sole cost and expense, to contest in good faith the amount or validity of any such Imposition by proper proceedings timely instituted, and may permit the Impositions so contested to remain unpaid during the period of such contest. Mortgagor will promptly pay or cause to be paid any valid, final judgment enforcing any such Imposition and cause the same to be satisfied or record. Subject to the foregoing right of Mortgagor to contest any Imposition, within thirty (30) days after the date when an Imposition is due and payable, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgagee showing payment of such Imposition. If by law any Imposition at Mortgagor's option may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Except for the foregoing right of Mortgagor to contest any Imposition, nothing herein otherwise shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due and to add to the Indebtedness the amount so paid, together with interest thereon from the date of such payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Imposition shall be (i) a lien on the Real Estate secured hereby prior to any right or title to, interest in, or claim upon the Real Estate subordinate to the lien of this Mortgage, and (ii) payable on demand together with interest as set forth above.

          (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits towards the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and Mortgagor shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) Upon the occurrence and during the continuance of an Event of Default hereunder, Mortgagee shall be entitled upon notice to Mortgagor to require Mortgagor to pay to Mortgagee on a specified day each month an amount equal to one-twelfth of the annual Impositions reasonably estimated by Mortgagee so that Mortgagee shall have sufficient funds to pay the Impositions on the first day of the month preceding the month in which they become due. In such event, Mortgagor agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this paragraph, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this paragraph or constitute any limitation on the rights of Mortgagee upon the occurrence of such Event of Default. Mortgagor shall not be entitled to receive interest on said funds. If amounts collected by Mortgagee under this paragraph exceed amounts necessary in order to pay Impositions, Mortgagee may impound or reserve for future payment of Impositions such portion of such excess payments as Mortgagee in its absolute discretion may deem proper. Should Mortgagor fail to deposit with Mortgagee sums sufficient to pay such Impositions in full at least thirty (30) days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be added to the Indebtedness and shall be secured hereby and shall be repayable to Mortgagee with interest at the Default Rate or at the option of Mortgagee the latter may, without making any advance whatsoever, apply any sums held by it upon any obligation of Mortgagor secured hereby.

          6. Insurance. (a) Mortgagor shall maintain the casualty insurance on the Mortgaged Property required to be maintained pursuant to the Construction and Term Loan Agreement dated as of January 2, 1992 between Mortgagor and First Mortgagee as the same may be amended, supplemented or otherwise modified from time to time and Mortgagee shall be an additional insured thereunder with respect to the coverage set forth in Section 7.5(a)(1). In the event the Mortgaged Property is damaged or destroyed due to casualty loss but (i) the loss is less than a total or constructive total loss and (ii) Mortgagor has elected to repair or reconstruct such damaged Mortgaged Property in accordance with the terms of the loan documentation associated with the First Mortgage, until the First mortgage is terminated and released, and thereafter in accordance with the terms of the partnership agreement of Mortgagor, Mortgagee agrees it will promptly endorse any insurance proceeds check payable with respect to such loss which includes Mortgagee as additional insured over to Mortgagor or its designee promptly upon request by Mortgagor.

          (b) If Mortgagor is in default of its obligations to insure or deliver any prepaid insurance policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate, on demand, and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

          (c) Mortgagor promptly shall comply with and conform to (i) all provisions of each insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use the Mortgaged Property, or conduct any activities on the Premises, if such use or activities would permit any insurer to cancel any insurance policy required to be maintained by Section 6(a), above.

          (d) If the Mortgaged Property is damaged or destroyed by fire or any other cause, Mortgagor shall give prompt notice to Mortgagee and, if the Mortgaged Property is not rebuilt or restored and the insurance proceeds are applied to the payment of the First Indebtedness, shall pay over to Mortgagee the amount of such insurance proceeds remaining after the payment in full of the First Indebtedness up to the amount of the Indebtedness.

          (e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (f) Upon the occurrence and during the continuance of an Event of Default hereunder, Mortgagee shall be entitled upon notice to Mortgagor to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. In such event, Mortgagor shall cause all bills, statements or other documents relating to the insurance premiums to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this paragraph, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this paragraph or constitute any limitation on the rights of Mortgagee upon the occurrence of such Event of Default. Mortgagor shall not be entitled to receive interest on said funds. If amounts collected by Mortgagee under this paragraph exceed amounts necessary in order to pay such premiums, Mortgagee may impound or reserve for future payment of insurance premiums such portion of such excess payments as Mortgagee in its absolute discretion may deem proper. Should Mortgagor fail to deposit with Mortgagee sums sufficient to pay in full such insurance premiums at least 30 days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be payable on demand by Mortgagor with interest thereon at the Default Rate, or at the option of Mortgagee the latter may, without making any advance whatsoever, apply any sums held by it upon any obligation of Mortgagor secured hereby.

          7. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, shall have the right to commence, appear in and prosecute, jointly with Mortgagor, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof at its sole cost and expense. Mortgagor shall not, without Mortgagee's written consent, settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings.

          8. Limitation on Disposition. (a) Except as permitted under the Power Purchase Agreement, without the prior written consent of Mortgagee in each instance, Mortgagor shall not sell, assign, convey or otherwise transfer or dispose of the Mortgaged Property or any part thereof or interest therein, and Mortgagor shall not contract to do any of the foregoing. Except for Permitted Liens and except as permitted in Article 5 of this Mortgage and in the next following sentence, Mortgagor shall not create, consent to or suffer the creation or existence of any liens, charges or encumbrances (each, a "Prohibited Lien") on any of the Mortgaged Property, whether or not such Prohibited Lien is superior or subordinate to this Mortgage. Mortgagor shall pay when due all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of a Prohibited Lien; provided that Mortgagor shall have the right to contest in good faith any such Prohibited Lien by proper proceedings timely instituted, and may permit such Prohibited Lien to exist during the period of such contest subject to the following conditions (i) Mortgagor diligently prosecutes such contest, (ii) during the period of such contest the enforcement of any contested item and the Prohibited Lien relating thereto is effectively stayed, and (iii) if, in the reasonable opinion of the Mortgagee, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Mortgaged Property, title thereto or any interest therein and does not interfere with the operation of the Facility. Mortgagor will promptly pay or cause to be paid any valid, final judgment enforcing any such item, cause the Prohibited Lien relating thereto to be removed and otherwise cause such item to be satisfied of record.

          (b) Mortgagor shall pay when due all utility charges which are incurred by it for gas, electricity, water or sewer services and all other assessments or charges of a similar nature, whether public or private and whether or not such assessments or charges are liens on the Mortgaged Property.

          (c) All Leases of the Mortgaged Property or any part thereof shall be subordinate to the lien of this Mortgage.

          9. Estoppel Certificates. Mortgagor, within ten (10) business days upon request, shall deliver a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness secured by this Mortgage.

          10. Expenses. Mortgagor shall pay all out-of-pocket expenses reasonably incurred by Mortgagee with respect to any and all transactions contemplated herein and the preparation of any document reasonably required hereunder including (without limiting the generality of the foregoing) all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), brokerage commissions, finders' fees, placement fees, surveyors', appraisers' and attorneys' fees and disbursements, and will reimburse to Mortgagee all of the foregoing expenses paid by Mortgagee which have been or may be reasonably incurred by Mortgagee with respect to any and all of the transactions contemplated herein. in addition to the foregoing, if any action or proceeding be commenced (including but not limited to any action to foreclose this Mortgage or to collect the Indebtedness), to which action or proceeding Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or in which Mortgagee is served with any legal process, discovery notice or subpoena relating to Mortgagee's lending to Mortgagor or accepting a guaranty from a guarantor of the Indebtedness or of any of the Obligations, Mortgagor will reimburse Mortgagee for all of the foregoing expenses which have been or may be reasonably incurred by Mortgagee with respect to the foregoing. All sums paid by Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage or to appear or to take action in response to any such legal process, discovery notice or subpoena (including counsel fees and disbursements) shall be paid by Mortgagor, together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action to foreclose this Mortgage, or to recover or collect the Indebtedness, the provisions of this Article with respect to the recovery of costs, disbursements and allowances shall prevail unaffected by the provisions of any law with respect to the same to the extent that the provisions of this Article are not inconsistent therewith or violative thereof.

          11. Mortgagee's Right to Perform. Upon the occurrence of an Event of Default, Mortgagee, without waiving, or releasing Mortgagor from, any Event of Default under this Mortgage, may (but shall be under no obligation to), at any time perform any of the covenants or agreements of Mortgagor hereunder, and the cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee, and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Article shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee hereunder.

          12. Further Assurances. Mortgagor agrees, upon demand of Mortgagee, to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property) as may be reasonably required by Mortgagor to confirm the lien of this Mortgage and to add to the lien of this Mortgage any and all easements acquired by the Mortgagor and made subject to the lien of the First Mortgage and the Linden Mortgage.

          13. Assignment of Rents. All of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged property arising from the use and enjoyment by Mortgagor of all or any portion thereof or from any Lease (the "Rents and Profits") are hereby absolutely and unconditionally assigned, transferred, conveyed and set over to Mortgagee, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof. The foregoing assignment and grant shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Profits and Mortgagor shall be entitled to collect, receive, use and retain the Rents and Profits until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents and Profits may be revoked by Mortgagee upon the occurrence of any Event of Default by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents and Profits, any lease security deposits (which security deposits shall be held in trust and not co-mingled with Mortgagee's other funds), and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor, and upon default in any such payment will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings. Mortgagor shall not accept prepayments of installments of Rent and Profits to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          14. Events of Default. The following events shall constitute an "Event of Default" by Mortgagor hereunder (i) Mortgagor shall fail to pay any amount when due under the Obligations Section or to perform any covenant contained in the Obligations Section within the applicable grace period, if any, or (ii) the First Mortgagee or the Linden Mortgagee shall foreclose the First Mortgage or the Linden Mortgage, as the case may be.

          15. Remedies. Upon the occurrence of an Event of Default hereunder, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce Mortgagee's rights against Mortgagor in and to the Mortgaged Property, including, but not limited to, the following actions:

          (a) enter upon and take possession of the Mortgaged Property, and lease and let the Mortgaged Property, or any part thereof, and receive all the Rents and Profits thereof which are overdue, due or to become due, and apply the same, after payment of all reasonably necessary charges and expenses, on account of the amounts hereby secured, and the Mortgagee is hereby given and granted full power and authority to do any act or thing which Mortgagor might or could do in connection with the management and operation of the Mortgaged Property. This covenant becomes effective either with or without any action brought to foreclose this Mortgage and without applying at any time for a receiver of such rents;

          (b) institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this mortgage, and proceed thereon to final judgment and execution of the entire unpaid balance of the Indebtedness including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Mortgaged Property by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect;

          (c) institute partial foreclosure proceedings with respect to the portion of the Indebtedness so in default, as if under a full foreclosure, and without declaring the entire Indebtedness due, provided that if foreclosure sale is made because of default of a part of the Indebtedness, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of the Indebtedness; and it is agreed that such sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured part of this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made under the provisions of this subsection. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the Indebtedness by reason of any uncured default or defaults upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the Indebtedness, it being the purpose to provide for a partial foreclosure sale of the secured Indebtedness of any matured portion of the secured Indebtedness without exhausting the power to foreclose and to sell the Mortgaged Property pursuant to any such partial foreclosure for any other part of the secured Indebtedness whether matured at the time or subsequently maturing; and without exhausting any right of acceleration and full foreclosure;

          (d) appoint a receiver of the Rents and Profits of the Mortgaged Property without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby and Mortgagor and each such person waives such proof and hereby consents to the appointment of a receiver;

          (e) institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted;

          (f) if Mortgagor is occupying the Mortgaged Property, or any part thereof, it is hereby agreed that the said occupants shall pay such reasonable rental monthly in advance as the Mortgagee shall demand for the Mortgaged Property, or the part so occupied, and for the use of Equipment covered by this Mortgage;

          (g) apply on account of the unpaid Indebtedness and the interest thereon or on account of any arrearages of interest thereon, or on account of any balance due to the foreclosure sale of the Mortgaged Property, or any part thereof, any unexpended moneys still retained by the Mortgagee that were paid by Mortgagor to the Mortgagee pursuant to Article 6(d) hereof;

          (h) exercise any and all other rights and remedies granted under this Mortgage or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

          16. Remedies Cumulative and Concurrent. Mortgagee shall be entitled to enforce payment and performance of any Indebtedness or Obligations secured hereby and to exercise all rights and powers under this Mortgage or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other securities now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given to Mortgagee or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently against each Mortgagor or against the Mortgaged Property, or either of them, from time to time and as often as may be deemed expedient by Mortgagee. The failure to exercise any such power or remedy will not be construed as a waiver or release of that power or remedy.

          17. Discontinuance of Proceedings. If Mortgagee has proceeded to enforce any right under the Obligations Section and such proceedings have been discontinued or abandoned for any reason, then in every such case, Mortgagor and Mortgagee will be restored to their former positions and the rights, remedies powers of Mortgagee will continue as if no such proceedings been taken.

          18. Application of Proceeds. The proceeds of any sale of all or any portion of the Mortgaged Property upon foreclosure and the earnings of any holding, leasing, operation or other use of the Mortgaged Property following any Event of Default will be applied as follows:

          First: To the payment of the costs and expenses of any such sale or of any such holding, leasing, operation or other use and of any judicial proceeding wherein any sale may be made, and all expenses, advances, liabilities and sums made or furnished or incurred by the First Mortgagee, including, without limitation, receiver's, accountants' and attorneys' fees and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

          Second: To the payment of the amount secured by the First Mortgage.

          Third: If the Linden Mortgage has not been discharged, to the payment of the amount secured by the Linden Mortgage.

          Fourth: To the payment of the Indebtedness secured hereby.

          Fifth: To the payment of any other sums required to be paid pursuant to any provision of this Mortgage or the Obligations Section.

          Sixth: The balance, if any, to whomsoever may be lawfully entitled to receive the same.

          19. Successor Mortgagor. In the event ownership of the Mortgaged Property or any portion thereof becomes vested in a person other than the Mortgagor herein named, Mortgagee may, without notice to the Mortgagor herein named, whether or not Mortgagee has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Mortgage and the indebtedness secured hereby, and in the same manner as with the Mortgagor herein named, without in any way vitiating or discharging the Mortgagor's liability hereunder or under the Indebtedness.

          20. Security Agreement Under Uniform Commercial Code. Mortgagor and Mortgagee agree that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State of New Jersey (hereinafter in this paragraph referred to as the "Code") with respect to (i) any and all sums at any time on deposit or held by Mortgagee pursuant to any of the provisions of this Mortgage ("Deposits") and (ii) with respect to any goods or property included in the definition of the term "Mortgaged Property", which goods or property may not be deemed to form a part of the Real Estate described in Exhibit A hereto or may not constitute a "fixture" (within the meaning of Section 9-313 of the Code), and all replacements of such property, substitutions for such property, additions to such property, and the proceeds thereof (all of said property and the replacements, substitutions, and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as the "Collateral"), and that a security interest in and to the Collateral is hereby granted to Mortgagee, and the Collateral and all of Mortgagor's right, title and interest therein are hereby assigned to Mortgagee, to secure the Indebtedness and Obligations. Upon the occurrence of an Event of Default under this Mortgage, Mortgagee, pursuant to the appropriate provisions of the Code, shall have the option of proceeding with respect to the Collateral as to both real and personal property in accordance with its rights and remedies with respect to the real property, in which event the default provisions of the Code shall not apply. The parties agree that, in the event Mortgagee shall elect to proceed with respect to the Collateral separately from the real property, ten (10) days, notice of the sale of the Collateral shall be reasonable notice. The expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and expenses incurred by Mortgagee. Mortgagor agrees that, without the written consent of Mortgagee, Mortgagor will not remove or permit to be removed from the Real Estate any of the Collateral. Mortgagor shall, from time to time, on request of Mortgagee, deliver to Mortgagee an inventory of the Collateral in reasonable detail. Mortgagor covenants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto, will be, free and clear of liens, encumbrances, or the security interest of others, other than Permitted Liens.

          21. Indemnification: Waiver of Claim. (a) If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation (other than that arising solely from Mortgagee's own willful misconduct or gross negligence), including attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee attorneys' fees and expenses, together with interest thereon at the Default Rate from the date the same are paid by Mortgagee to the date of reimbursement by Mortgagor, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If an Event of Default shall have occurred, Mortgagee may engage an attorney or attorneys to protect its rights hereunder, and in the event of such engagement, Mortgagor shall pay Mortgagee attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of breach.

          (b) Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the

Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause whatsoever, except for the willful misconduct or gross negligence of Mortgagee, its officers, employees, agents or representatives.

          22. No Waivers, Etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor; Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anyway impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien. Mortgagee may resort for the payment of the Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

          23. Waivers by Mortgagor. Mortgagor hereby waives, to the fullest extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage and all benefit of any present or future statute of limitations or moratorium law or any other present or future law, regulation or judicial decision, nor shall Mortgagor at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of such statute, law, regulation or judicial decision which (a) exempts any of the Mortgaged Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, (b) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Mortgaged Property,
(c) requires Mortgagee to institute proceedings in mortgage foreclosure against the Mortgaged Property before exercising any other remedy afforded Mortgagee hereunder upon the occurrence of an Event of Default, or (d) conflicts with or may affect, adverse to Mortgagee, any provision, covenant or term of this Mortgage.

          24. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this paragraph, together with a statement of all lease security deposits by lessees and copies of all Leases not theretofore delivered to Mortgagee, which statement shall be certified by Mortgagor.

          25. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing,by telecopier or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows:

          Mortgagor:     Camden Cogen L.P.
                         c/o Cogen Technologies, Inc.
                         1600 Smith Street
                         Suite 5000, 50th Floor
                         Houston, Texas 77002
                         Attention: Robert C. McNair
                         Telecopy: (713) 951-7747

          Mortgagee:     Public Service Electric and Gas Company
                         80 Park Plaza
                         Mail Code 11A
                         P.O. Box 570
                         Newark, New Jersey 07101-0570
                         Attention: DIRECTOR-COGENERATION
                         Telecopy: (201) 430-5795

          26. Taxes on Mortgagee. In the event of the passage after the date of this Mortgage of any law of the jurisdiction in which the Real Estate is located deducting from the value of the Real Estate for the purposes of taxation any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes and imposing a tax, either directly or indirectly, on this Mortgage, Mortgagee shall have the right to declare all sums outstanding secured by this Mortgage immediately due and payable, provided, however, that such election shall be ineffective if Mortgagor is exempt from such tax or, if not exempt from such tax, is permitted by law to pay the whole of such tax (or to provide funds to Mortgagee to pay such taxes or to reimburse Mortgagee for payment of such taxes) in addition to all other payments required hereunder and if Mortgagor pays such tax (or provides funds to Mortgagee to pay such tax or reimburses Mortgagee for payment of such tax) when the same is due and payable and agrees in writing to pay such tax when thereafter levied or assessed against the Real Estate.

          27. No Modification: Binding Obligations. This Mortgage is subject to modification or amendment by a writing executed by Mortgagor and Mortgagee which shall be recorded in the land records of the County of Camden, New Jersey. Pursuant to N.J.S.A. 46:9-8.2, such modification or amendment shall not affect the priority of this Mortgage. The covenants of this Mortgage shall run with the land and bind Mortgagor, and its distributee, personal representatives, successors and assigns, and all present and subsequent encumbrancers, lessees and sublessee of any of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors, assigns and endorsees.

          28. Miscellaneous. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage and/or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein." Any act which Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act which is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable and coupled with an interest. Mortgagee has the right to reasonably refuse to grant its consent, approval or acceptance or to indicate its satisfaction, whenever such consent, approval, acceptance or satisfaction is required hereunder.

          29. Captions. The captions or headings at the beginning of each Article hereof are for the convenience of the parties and are not a part of this Mortgage.

          30. Successors and Assigns. The covenants contained herein shall run with the land and bind Mortgagor, its successors and assigns, and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of the Mortgagee.

          31. Enforceability. (a) This Mortgage, the validity and enforceability of this Mortgage and all transactions and questions arising hereunder, shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage. Nothing in this Mortgage shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder would subject Mortgagee to penalty under applicable law, then ipso facto the obligation of Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law without penalty.

          (b) Mortgagor hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Mortgage or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Southern District of New York, or in the courts of the State of New Jersey, as Mortgagee may elect, and, by execution and delivery of this Mortgage, Mortgagor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. Mortgagor further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. Mortgagor and Mortgagee each hereby waives trial by jury.

          32. RECEIPT OF COPY. MORTGAGOR ACKNOWLEDGES THAT IT HAS RECEIVED WITHOUT CHARGE A TRUE COPY OF THIS MORTGAGE.

          33. Subordination. Notwithstanding anything to the contrary contained herein:

          (a) This Mortgage, the lien and security interest created by this Mortgage and the Indebtedness are and shall at all times, whether before, after or during the pendency of any bankruptcy, reorganization or other insolvency proceeding, continue to be junior, subject to and subordinate in each and every respect to the lien and security interest created by the First Mortgage and the Linden Mortgage, and to all sums (the "Prior Indebtedness") that are secured by the First Mortgage or the Linden Mortgage, with interest thereon, including, without limitation, any interest on the Prior Indebtedness accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to the obligor of the Prior indebtedness, and reasonable costs and charges, including reasonable attorneys' fees, incurred by First Mortgagee and Linden Mortgagee in collecting the Prior Indebtedness, less the amounts paid on the Prior Indebtedness and other credits to the Prior Indebtedness.

          (b) No payment on account of the Indebtedness shall be made until payment-in-full of all amounts of the Prior Indebtedness has been made (it being understood that reductions in the amount of the Payment Tracking Account pursuant to Article IV, Section H of the Power Purchase Agreement shall not constitute payments for purposes of this Section 33(b)).

          (c) Mortgagor and First Mortgagee, and Mortgagor and Linden Mortgagee, may amend, modify and extend the First Mortgage and the Linden Mortgage, respectively, and this Mortgage shall be subject and subordinate to each such amendment, modification or extension; provided that such amendment, modification or extension shall not result in an increase in the amounts secured by the First Mortgage and the Linden Mortgage by an amount in excess of 125% of the maximum principal amounts thereof under the First Mortgage and the Linden Mortgage, as in effect on the date hereof.

          (d) All rights and privileges (including any assignment of leases and rents and any rights regarding insurance proceeds and condemnation awards) granted in this Mortgage shall be subordinate to the First Mortgage and the Linden Mortgage and to the rights and privileges of First Mortgagee and Linden Mortgagee, respectively, thereunder.

          (e) Mortgagee shall not acquire by purchase, foreclosure, exercise of any option to purchase or right of first refusal, subordination or otherwise any lien, estate, right or other interest in the Mortgaged Premises that is, or may be, prior in right to the First Mortgage or the Linden Mortgagee or to any extension, consolidation, modification or supplement thereto, or to the lien, estate, rights or interests of First Mortgagee or Linden Mortgagee, respectively, thereunder, including any right or interest that may arise in respect to real estate taxes, assessments or other governmental charges.

          (f) Mortgagee shall not commence any foreclosure or other action, or exercise any right or remedy available to it under this Mortgage unless and until Mortgagor shall be in default under the First Mortgage or the Linden Mortgage and First Mortgagee or Linden Mortgagee shall have commenced a foreclosure or other action as it shall elect to enforce its rights under the First Mortgage or the Linden Mortgage, as applicable. Notwithstanding any action that Mortgagee takes hereunder or otherwise, Mortgagee shall not in any way interfere with the rights and remedies of First Mortgagee under the First Mortgage or Linden Mortgagee under the Linden Mortgage.

          (g) Mortgagee shall give First Mortgagee and Linden Mortgagee notice of any default under this Mortgage and copies of all notices relating to such default, together with copies of any foreclosure or other documents relating to this Mortgage. Any such notice or document shall not be effective unless and until received by First Mortgagee and Linden Mortgagee. Mortgagee shall also give First Mortgagee and Linden Mortgagee at least 30 days prior written notice of any action that Mortgagee takes hereunder.

          (h) Mortgagee shall not take any action to have a receiver appointed for Mortgagor until at least 30 days have elapsed since a default occurred under this Mortgage. No rents, profits or other income from the Mortgaged Premises shall be collected by or on behalf of Mortgagee except by a duly appointed receiver and all such rents, profits and income so collected shall first be paid to First Mortgagee and applied in accordance with the terms of the First Mortgage and then to Linden Mortgagee and applied in accordance with the terms of the Linden Mortgage.

          (i) If Mortgagee shall commence any foreclosure against the Mortgaged Premises or other action to enforce its rights under this Mortgage, all rents, issues and profits received or receivable by Mortgagee shall be paid to First Mortgagee and applied in accordance with the terms of the First Mortgage and then to Linden Mortgagee and applied in accordance with the terms of the Linden Mortgage. In any such foreclosure or other action to enforce its rights under this Mortgage, no tenant of the Mortgaged Premises shall be named as a party defendant nor shall any action be taken that would terminate any lease or other right held by or granted to any third party with respect to the Mortgaged Premises.

          (j) Neither First Mortgagee nor Linden Mortgagee shall be deemed paid nor shall the First Mortgage nor the Linden Mortgage be deemed in good standing unless and until all payments received by First Mortgagee and Linden Mortgagee are no longer subject to recision, restoration or return.

          (k) The indebtedness secured by this Mortgage shall not in any event exceed $45,000,000.

          (1) If for any reason the (i) interest and/or lien of First Mortgagee, Linden Mortgagee or any assignee or designee of First Mortgagee or Linden Mortgagee (collectively, a "Lender"), as mortgagee under the First Mortgage or the Linden Mortgage, and (ii) any fee or other interest of a Lender in the Mortgaged Premises is deemed to merge, as between Mortgagee on the one hand, and First Mortgagee and Linden Mortgagee on the other hand, it shall be deemed that First Mortgagee has a first lien on and security interest in the Mortgaged Premises, Linden Mortgagee a second lien on and security interest in the Mortgaged Premises and Mortgagee a third lien on and security interest in the Mortgaged Premises, and First Mortgagee and Linden Mortgagee, collectively, shall be deemed to have all the rights that Mortgagee has pursuant to this Mortgage, including, without limitation, all the rights of Mortgagee at any foreclosure sale of the Mortgaged Premises (up to the amount of the Prior Indebtedness). In no event, and at no time, shall Mortgagee assert that any interest or lien of a Lender in or on the Mortgaged Premises has merged with any fee or other interest of a Lender in the Mortgaged Premises.

          (m) Mortgagee shall assign and release unto First Mortgagee (or, following the release of the First Mortgage, Linden Mortgagee) all of its right, title and interest or claim, if any, in and to the proceeds of all policies of insurance covering the Mortgaged Premises and/or any awards or other compensation made for any taking of any part of the Mortgaged Premises, for application in accordance with the provisions of the First Mortgage (or the Linden Mortgage, as applicable), such assignment and release however, shall not be in derogation of Mortgagee's rights under Section 6(a) hereof.

          (n) Mortgagee shall deliver to First Mortgagee and Linden Mortgagee such further assurances and undertakings confirming the subordination hereinabove set forth as First Mortgagee or Linden Mortgagee shall reasonably require.

          (o) No provision of this Section 33 shall be modified or amended except by written instrument executed by Mortgagor, Mortgagee, First Mortgagee and Linden Mortgagee.

          IN WITNESS WHEREOF, the undersigned has caused this Mortgage to be duly executed under seal the day and year first above written.



                                       CAMDEN COGEN L.P.

(Corporate Seal)                       By:  Cogen Technologies Camden GP
                                            Limited Partnership, its general
                                            partner

ATTEST:                                     By:  Cogen Technologies Camden GP
                                                 Inc., its general partner
/s/ Mary Ann McLendon
---------------------
Mary Ann McLendon                                By: /s/ Lawrence Thomas
Assistant Secretary                                  -------------------
                                                     Name: Lawrence Thomas
                                                     Title: V.P. - Finance

                                                                      Schedule 1
                                                                      ----------

                                   CONTRACTS
                                   ---------

              Equipment Supply Contract

              Power Purchase Agreement

              Steam Supply Agreement

              Gas Service Agreement

              Turnkey Contract

              Operation and Maintenance Agreement


(Capitalized terms used but not defined in this Schedule shall have the respective meanings given such terms in the Loan Agreement executed in connection with the First Mortgage)

                                                                       EXHIBIT A
                                                                       ---------

     ALL THAT CERTAIN land or promises situate, lying and being in the City of Camden, County of Camden and State of New Jersey. The legal description being more particularly bounded and described as follows:

     BEGINNING at a point in the Southeasterly corner of Broadway (66 feet wide) and Chelton Avenue (60 feet wide); thence

     (1) South 88 degrees 33 minutes 00 seconds East along the Southerly line of Chelton Avenue, a distance of 450 feet to the Westerly line of Sixth Street (50 feet wide); thence

     (2) South 01 degrees 20 minutes 45 seconds West along the Westerly line of Sixth Street, a distance of 400 feet to a point; thence

     (3) North 88 degrees 33 minutes 00 seconds West, a distance of 210 feet to a point in the center line of Fillmore Street (now vacated); thence

     (4) North 01 degrees 20 minutes 45 seconds East and along the center line to Fillmore Street (now vacated) 20 feet to a point; thence

     (5) North 88 degrees 33 minutes 00 seconds West, a distance to 115 feet to a point in the center line of Hedley Street (now vacated); thence

     (6) North 01 degrees 20 minutes 45 seconds East along the center line of Hedley Street (now vacated), a distance of 20 feet to a point; thence

     (7) North 88 degrees 33 minutes 00 seconds West, a distance of 125 feet to a point in the Easterly line of Broadway; thence

     (8) North 01 degrees 20 minutes 45 seconds East along the Easterly line of Broadway, a distance of 360 feet to point and place of beginning.

    BEING Lot 1, Block 506, Tax Map.

STATE OF TEXAS  )
                :  ss.:
COUNTY OF HARRIS)


     BE IT REMEMBERED, that on this 31st day of January 1992, in the County and State aforesaid, before me, the subscriber, a Notary Public of Harris County, TX authorized to take acknowledgments and proofs in said County and State, personally appeared Lawrence Thomas and Mary Ann McLendon, who I am satisfied, are the persons who signed the within instrument as V.P. - Finance and Asst. Sec'y, respectively, of Cogen Technologies Camden, Inc., the corporation named therein, and they thereupon acknowledged that the within instrument signed by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by them as such officers and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors, as a general partner on behalf of Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership, as a general partner on behalf of CAMDEN COGEN L.P., a Delaware limited partnership the partnership which executed the within instrument.

                                       Signature /s/ Elaine A. Campbell
                                                 ----------------------

                                       Printed
                                               ------------------------
                                                     Notary Public

                                       My commission expires:
                                                             ----------


                                             ELAINE A. CAMPBELL
                                        NOTARY PUBLIC, STATE OF TEXAS
                                            MY COMMISSION EXPIRES

                                                JUL 27, 1993

                                                                       EXHIBIT B
                                                                       ---------

                             Permitted Exceptions
                             --------------------

                                     None

                                 ACCOMMODATION
                                RECORDING ONLY
                                 NO INSURANCE


                         Charge, Record and Return To
                      CONTINENTAL TITLE INSURANCE COMPANY
                       The Corporate Center At Sagemore
                        8000 Sagemore Drive, Suite 8202
                               Mariton, NJ 08053

                                  361 552 HO
                                     LJ U



RECORDED-CAMDEN COUNTY

92FEB-4 PM 3:29

/s/ ???
REGISTER